UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Florida Rock Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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This filing relates to the announced acquisition of Florida Rock Industries, Inc. (“Florida Rock”) by Vulcan Materials Company (“Vulcan Materials”) pursuant to the terms of the Agreement and Plan of Merger, dated as of February 19, 2007, as amended on April 9, 2007, by and among Vulcan Materials, Florida Rock, Virginia Holdco, Inc., Virginia Merger Sub, Inc. and Fresno Merger Sub, Inc.
On July 31, 2007, Florida Rock issued the following press release:

PRESS RELEASE

Contact:	John D. Milton, Jr.
Executive Vice President, Treasurer & CFO
904/355-1781, Ext. 258
FLORIDA ROCK INDUSTRIES, INC. EXTENDS CONSIDERATION
ELECTION DEADLINE IN CONNECTION WITH
VULCAN MATERIALS MERGER;
SPECIAL MEETING REMAINS AUGUST 14, 2007
Jacksonville, Florida: July 31, 2007 — Florida Rock Industries, Inc. (NYSE — FRK) announced today that in connection with its proposed merger with Vulcan Materials Company, the deadline for shareholders to elect whether to receive cash consideration, stock consideration or a combination thereof, subject to proration as described in Florida Rock’s proxy statement, is being extended beyond the current deadline of August 14, 2007 (or August 7, 2007 for participants in certain Florida Rock savings plans) to a later date yet to be determined. Florida Rock will issue a press release announcing the anticipated deadline for shareholders to submit election forms and the anticipated closing date of the proposed merger when those dates are known.
The Special Meeting of Florida Rock shareholders to vote on the proposed merger with Vulcan Materials Company will be held on August 14, 2007, as previously announced. Shareholders are encouraged to vote their shares as soon as possible. Shareholders with questions regarding the Special Meeting or their election are urged to call D.F. King & Co., Inc., which is assisting Florida Rock, toll free at (800) 347-4750.
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About Florida Rock
Florida Rock Industries, Inc. is one of the nation’s leading producers of construction aggregates, a major provider of ready-mixed concrete and concrete products in the Southeastern and Mid-Atlantic States and a significant supplier of cement in Florida and Georgia

Important Information
This document may be deemed to be solicitation material in respect of the proposed business combination of Florida Rock and Vulcan Materials. In connection with the proposed transaction, a registration statement on Form S-4 was filed by Virginia Holdco, Inc., a wholly-owned subsidiary of Vulcan Materials, with the SEC on July 13, 2007 (Registration No. 333-142060), containing a definitive proxy statement/prospectus and other documents filed by Vulcan Materials and Florida Rock. SHAREHOLDERS OF FLORIDA ROCK ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT IS PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus has been mailed to shareholders of Florida Rock. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov, from www.vulcanfloridarock.com, www.vulcanmaterials.com or www.flarock.com.
Vulcan Materials, Florida Rock and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transaction. Information regarding Vulcan Materials’ directors and executive officers is available in Vulcan Materials’ proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 11, 2007, and information regarding Florida Rock’s directors and executive officers is available in Florida Rock’s proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on December 27, 2006. Additional information, if any, regarding the interests of such potential participants has been included in the proxy statement/prospectus and the other relevant documents filed with the SEC.